E
                         C O N F I D E N T I A L

                          ACQUISITION DOCUMENT
        (CASH PURCHASE AND REVERSE TRIANGULAR MERGER TRANSACTION)

                                  ****

                            MERGER AGREEMENT

                                  AMONG

                       BOK FINANCIAL CORPORATION,

                      PARK CITIES BANCSHARES, INC.,

                      MID-CITIES BANCSHARES, INC.,

                                   AND

                        MID-CITIES NATIONAL BANK

                                 * * * *

                  AGREEMENT DATE OF FEBRUARY 24, 1999

                                  INDEX
                                   TO
                            MERGER AGREEMENT


SECTION                                                               PAGE


1.    Purpose of this Merger Agreement. . .                           1


2.    The Merger. . . . . . . . .                                     3


3.    Effect of the Merger. . . .                                     4


4.    Representations and Warranties of Mid-Cities .                  5


5.    Representations and Warranties of BOKF.........................15


6.    Covenants......................................................17


7.    Conditions Precedent to Closing by BOKF and Park Cities........31


8.    Conditions Precedent to Closing by Mid-Cities..................33


9.    Closing........................................................34


10.   Escrow.........................................................36


11.   Miscellaneous Provisions.......................................38


         EXHIBIT CAPTION
 EXHIBIT NUMBER


      Subsidiaries
         4.3


      Material Liabilities
        4.6.3


      Conduct of Business Prior to Closing Exceptions
         4.7


      Contracts and Commitments
         4.9


      Litigation
         4.10


      Brokers and Commissions
         4.11


      Employee Contracts and Benefit Plans
         4.15


      ADA Exceptions
         4.16


      Compensation Exceptions
        6.3.7


      Principal Shareholders
         6.4


      Employment Agreements
         6.8


      Mid-Cities Counsel's Opinion
         7.4


      Non-Competition Agreement
         7.6


      BOKF Counsel's Opinion
         8.3


      Employment Agreement Exceptions
        9.1.3


MERGER AGREEMENT

This merger agreement ("Merger Agreement") is made as of February 24, 1999 (the "Agreement Date") among:

(i) Mid-Cities Bancshares, Inc., a Texas Corporation ("Mid-Cities");

(ii)     Mid-Cities National Bank ("Mid-Cities Bank");

(iii) BOK Financial Corporation ("BOKF"); and,

(iv)     Park Cities Bancshares, Inc, a Texas Corporation ("Park Cities").

In consideration of the mutual covenants contained herein, the adequacy of which is hereby expressly acknowledged, and intending to be legally bound hereby, Mid-Cities, Mid-Cities Bank, BOKF and Park Cities agree as follows:

1. PURPOSE OF THIS MERGER AGREEMENT. The purpose of this Merger Agreement is as follows:

1.1 Mid-Cities is a bank holding company organized under the laws of Texas with offices in Hurst, Texas. Mid-Cities is subject to regulation by the Federal Reserve Board ("FRB"). Mid-Cities owns all of the issued and outstanding capital stock of Mid-Cities Bank (located in Hurst, Texas). Mid-Cities Bank is a bank organized in accordance with the laws of the United States and subject to regulation by the Office of the Comptroller of the Currency. The issued and outstanding capital stock of Mid-Cities consists solely of a single class of one million (1,000,000) shares of common stock of a par value of $1.00 per share ("Mid-Cities Common Stock") of which 764,421 shares are issued and outstanding. The issued and outstanding capital stock of Mid-Cities Bank consists solely of a single class of one million (1,000,000) shares of common stock of a par value of $5.00 per share ("Mid-Cities Bank Common Stock") of which 302,621 shares are issued and outstanding. The Common Stock of Mid-Cities issued and outstanding as of the Closing, including all Common Stock of Mid-Cities acquired pursuant to the exercise of the Stock Options (as hereafter defined), is hereafter called the "Mid-Cities Common Stock".

1.2 BOKF is a bank holding company organized under the laws of the State of Oklahoma. BOKF is subject to regulation by the FRB. BOKF owns all of the capital stock of Park Cities. Park Cities is a bank holding company organized under the laws of the State of Texas. Park Cities is subject to regulation by the FRB. The issued and outstanding capital stock of Park Cities consists solely of 2,000,000 shares of common stock, par value of $5.00 per share (the "Park Cities Shares") of which 1,193,034 shares are issued and outstanding.

1.3 The purpose of this Merger Agreement is to set forth the terms and conditions on which Mid-Cities and Park Cities shall merge. This Merger Agreement shall constitute a plan of merger for corporate law purposes and for federal income tax purposes under Section 368(a)(2)(D) of the Internal Revenue Code.

1.4 Park Cities owns all of the issued and outstanding capital stock of Park Cities Corporation, a Nevada Corporation. Park Cities Corporation owns all of the issued and outstanding capital stock of Bank of Texas, National Association ("BOT").

2. THE MERGER. On the terms and conditions hereafter stated, Park Cities [or an acquisition subsidiary thereof] shall be merged into Mid-Cities (the "Merger").

2.1 Mid-Cities shall be the surviving corporation ("Surviving Corporation").

2.2 The Articles of Incorporation of Mid-Cities shall be the Articles of Incorporation of the Surviving Corporation until changed as provided by law.

2.3 The Bylaws of Park Cities [or an acquisition subsidiary thereof] shall be the Bylaws of the Surviving Corporation until changed as provided by law.

2.4 The officers of Park Cities shall be the officers of the Surviving Corporation, until changed as provided by law.

2.5 The directors of Park Cities shall be the directors of the Surviving Corporation until changed as provided by law.

2.6 The Merger shall be effective at the Closing (as hereafter provided in Section 9).

2.7 Each share of Mid-Cities  Common Stock shall,  subject to the  provisions of
Section 5.11 and following of the Texas Business Corporation Act, automatically and without any action on the part of the holder thereof, be cancelled and converted solely into the right to receive:

2.7.1 At Closing an amount of United States Dollars equal to (x) the Cash Consideration (as hereafter defined) less the Escrow Amount (as hereafter defined) divided by (y) the number of shares of Mid-Cities Common Stock; and,

2.7.2 Upon termination of the Escrow, her, his, or its proportionate share of the remaining Escrow Amount, as provided in Section 10.

2.8 The Cash Consideration shall equal (i) Seventeen Million Dollars ($17,000,000) less (ii) the Transaction Costs (as hereafter defined) and less
(iii) One Hundred Sixty-Five Thousand Dollars ($165,000), representing the Mid-Cities long term debt. The Transaction Costs are all accounting, brokerage, commission, and legal costs attributable to, or resulting from, the negotiation, execution, delivery, and consummation of this Agreement incurred by Mid-Cities and Mid-Cities Bank in excess of Three Hundred Thousand Dollars ($300,000). If the Merger is not consummated by July 1, 1999, for whatever reason, the Cash Consideration shall be increased by an aggregate amount of the total Cash
Consideration to be paid to all shareholders (prior to such adjustment) multiplied by the result of (A) the number of days from and after July 1, 1999 to the date the Merger is consummated, multiplied by (B) .0002778 (i.e., 1/360th of 10%).

2.9       The Escrow Amount shall be Three Hundred Thousand Dollars ($300,000).

2.10 Notwithstanding the provisions of Section 2.7, all holders of Mid-Cities Common Stock electing to dissent to the Merger pursuant to Section 5.11 and following of the Texas Business Corporation Act shall have only those rights set forth in said sections.

3. EFFECT OF THE MERGER. The Merger shall have the following effects:

3.1 The corporate franchise, existence, rights and liabilities of Mid-Cities shall continue unaffected and unimpaired.

3.2 The corporate franchise, existence, rights and liabilities of Park Cities [or an acquisition subsidiary] shall be merged into Mid-Cities and the separate existence of Park Cities [or an acquisition subsidiary] shall cease.

3.3 Mid-Cities shall have and be vested with all of the rights, powers, assets, property, liabilities and obligations of Park Cities [or the acquisition subsidiary thereof].

4. REPRESENTATIONS AND WARRANTIES OF MID-CITIES AND MID-CITIES BANK. Mid Cities and Mid-Cities Bank hereby, jointly and severally, represent and warrant to BOKF that:

4.1 INCORPORATION AND CORPORATE POWER. Mid-Cities is a corporation duly organized, validly existing and in good standing under the laws of Texas. Mid-Cities Bank is a bank duly organized, validly existing and in good standing under the laws of the United States. Each of Mid-Cities and Mid-Cities Bank has all the corporate power and authority necessary and required to own its properties and to conduct its business as such business is now being conducted. Each of Mid-Cities and Mid-Cities Bank is (A) in material compliance with all applicable provisions of all applicable federal, state and local statutes, laws, regulations, ordinances and other requirements of any governmental authorities (including, but not limited to, whether similar or dissimilar, the Bank Holding Company Act of 1956, the Texas Business Corporation Act, the National Bank Act and the filing of all administrative reports and the payment of all fees) in effect as of the date of this Merger Agreement and (B) shall be in material compliance therewith at the time of Closing.

4.2       CAPITAL.

4.2.1 The Mid-Cities Common Stock is and at the Closing will be all of the issued and outstanding capital stock of Mid-Cities. Other than the Stock Options, no person or entity has any right or option to acquire any capital stock of Mid-Cities. The Mid-Cities Common Stock shall consist at the Closing of no more than Nine Hundred Ninety-One Thousand Four Hundred Twenty-One (991,421) shares.

4.2.2 Mid-Cities owns all of the issued and outstanding capital stock of Mid-Cities Bank Common Stock. The Mid-Cities Bank Common Stock is and at the Closing will be all of the issued and outstanding capital stock of Mid-Cities Bank. No person or entity has any right or option to acquire any capital stock of Mid-Cities Bank.

4.3 CAPITALIZATION OF MID-CITIES AND MID-CITIES BANK. The Mid-Cities Common Stock and Mid-Cities Bank Common Stock are validly issued and outstanding, fully paid and non-assessable. There are no outstanding subscriptions, conversion privileges, calls, warrants, options or agreements obligating Mid-Cities and Mid-Cities Bank to issue, sell or dispose of, or to purchase, redeem or otherwise acquire any shares of their capital stock (collectively, "options and rights") except options to purchase two hundred twenty-seven thousand (227,000) shares of Common Stock of Mid-Cities (the "Stock Options"). None of the
Mid-Cities Common Stock and Mid-Cities Bank Common Stock has been issued or disposed of in violation of any preemptive rights of any shareholder nor in violation of any agreement to which Mid-Cities or Mid-Cities Bank was or is a party. Mid-Cities and Mid-Cities Bank have no subsidiaries and do not own, nor have the right or obligation to acquire, any shares of equity securities of any corporation except
(i)  Mid-Cities  Bank is a  subsidiary  of  Mid-Cities  and (ii) as set forth in
Exhibit 4.3.

4.4 NON-VIOLATION OF OTHER AGREEMENTS. The execution and delivery of this Merger Agreement, and the compliance with its terms and provisions by Mid-Cities and Mid-Cities Bank (including the execution and delivery of any document required to be executed by Mid-Cities or Mid-Cities Bank) will not breach any material agreement, lease, or obligation, whether similar or dissimilar, by which Mid-Cities or Mid-Cities Bank is bound.

4.5 FINANCIAL STATEMENTS. Mid-Cities has delivered to BOKF, or will have delivered to BOKF prior to the Closing as soon as future financial statements are available, copies of the following ("Financial Statements"):

4.5.1   Consolidated   Financial   Statements   (Audited)  for   Mid-Cities  and
Subsidiaries, December 31, 1996, 1997, and 1998 (if available at the Closing);

4.5.2 Financial Statements (Unaudited) for Mid-Cities Bank, December 31, 1996, 1997, and 1998;

4.5.3 Financial Statements (Unaudited) for Mid-Cities and Subsidiaries, March 31, 1999 (if the Closing occurs after April 15, 1999) and after April 15,1999, the most recent monthly financial statements as are available as of the Closing; and,

4.5.4 Financial Statements (Unaudited) for Mid-Cities Bank, March 31, 1999 (if the Closing occurs after April 15, 1999) and after April 15,1999, the most recent monthly financial statements as are available as of the Closing.

The Financial Statements described in Section 4.5.1 and 4.5.2, (A) have been prepared or will have been prepared in accordance with generally accepted regulatory accounting principles, consistently applied and (B) fairly reflect the financial condition and results of operations for the indicated periods. The Financial Statements described in Sections 4.5.3 and 4.5.4 fairly reflect the financial condition and results of operations for the periods indicated, subject to immaterial year-end adjustments and the omission of footnotes.

4.6 MATERIAL LIABILITIES. Neither Mid-Cities nor Mid-Cities Bank has any material liabilities (including, but not limited to, whether similar or dissimilar, liabilities or obligations for taxes, whether due or to become due) except: 4.6.1 Those fully reflected or reserved against, or otherwise disclosed, in the Financial Statements;

4.6.2Those incurred with due care since December 31, 1998 in the normal course of business consistent with past practices; and,

4.6.3 Those specifically disclosed in Exhibit 4.6.3 to this Merger Agreement.

4.7 CONDUCT OF BUSINESS PRIOR TO CLOSING. Except as set forth in Exhibit 4.7, since December 31, 1998, and until the Closing of this transaction, (A) each of Mid-Cities and Mid-Cities Bank has carried on and will carry on its business only in the ordinary and normal course consistent with past practices and (B) has not and will not, without the prior consent of BOKF:

4.7.1 Incur any material liabilities, commitments or obligations, contingent or otherwise, or dispose of any of its assets, except in the ordinary course of its business consistent with past practices and for the purpose of carrying on the business as a going concern;

4.7.2 Incur any bank or other institutional debt, or enter into any agreement for the borrowing of money; except borrowing of federal funds or borrowing from the Federal Home Loan Bank by Mid-Cities Bank consistent with past practices;

4.7.3 Suffer any material adverse change in the financial conditions, assets, liabilities, business or property of Mid-Cities taken as a whole or of Mid-Cities Bank taken as a whole; and,

4.7.4 Make any material change in the manner in which business is conducted (including, without limitation, branch relations, branch closings, and any material change in products offered to customers).

4.8 TAX RETURNS/REPORTS. Each of Mid-Cities and Mid-Cities Bank has duly filed all tax reports and returns required to be filed by it and has duly paid all taxes and other charges claimed to be due from it by federal, state and local taxing authorities. No waivers of the statute of limitation have been issued with respect to unaudited years. Mid-Cities and Mid-Cities Bank have no knowledge of any facts which could reasonably be expected to result in a material deficiency with respect to unaudited tax returns which would result in a material adverse effect on Mid-Cities taken as a whole or Mid-Cities Bank taken as a whole.

4.9       CONTRACTS AND COMMITMENTS.

4.9.1 A list of all contracts and commitments, other than credit and lending, deposit or borrowing transactions entered into in the ordinary course of business by Mid-Cities or Mid- Cities Bank which are material to the business, operations or financial condition of Mid-Cities or Mid-Cities Bank as of this date, is set forth on Exhibit 4.9. For the purpose of Exhibit 4.9, materiality shall mean those contracts and commitments (including a series of related contracts or commitments) for which payment or other consideration to be furnished by any party is more than $25,000 a year or $100,000 over the remaining life of the contract.

4.9.2 Except as set forth on Exhibit 4.9, each of Mid-Cities and Mid-Cities Bank has in all material respects performed and is performing all contractual and other obligations required to be performed by them.

4.10 LITIGATION. Except as set forth in Exhibit 4.10, there is not pending, or, to the knowledge and belief of Mid-Cities and Mid-Cities Bank threatened, any claim, litigation, proceeding, order of any court or governmental agency, or governmental investigation or inquiry to which Mid-Cities or Mid-Cities Bank is a party or which involves their business operations, any of their property or any property leased by them which, individually or in the aggregate:

4.10.1 May reasonably result in any material adverse change in the financial condition, business, prospects, assets, properties or operations of Mid-Cities taken as a whole or Mid-Cities Bank taken as a whole; or,

4.10.2 May reasonably involve the expenditure of more than a total of $25,000 in legal fees or costs;

4.11 BROKERAGE FEES. Neither Mid-Cities nor Mid-Cities Bank has incurred or will incur, directly or indirectly, any liability for brokerage, finder's, financial advisor's or agent's fees or commissions by virtue of any commitment made by any of them in connection with this Merger Agreement or any transaction contemplated hereby except as described in Exhibit 4.11.

4.12 REQUIRED CORPORATE ACTION. The execution, delivery and consummation of this Merger Agreement has been duly and validly authorized by the board of directors of Mid-Cities and will at the time of Closing have been duly and validly authorized by the board of directors of Mid-Cities Bank and the shareholders of Mid-Cities and Mid-Cities Bank in accordance with the requirements of the National Bank Act, the Texas Business Corporation Act and all other applicable law.

4.13 AUTHORIZED EXECUTION. This Merger Agreement has been duly executed and delivered by duly authorized officers of Mid-Cities and Mid-Cities Bank. This Merger Agreement constitutes the legal, valid and binding agreement and obligation of Mid-Cities, and Mid-Cities Bank enforceable against them in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, moratorium, receivership, and other similar laws affecting the rights of creditors generally.

4.14 TITLE TO ASSETS; ENCUMBRANCES. Mid-Cities and Mid-Cities Bank have good and valid title (with respect to fee real estate, good and valid title shall mean such title as may be insured on standard title insurance forms with no exceptions materially and adversely affecting the value or use of the fee real estate) to their assets, and in each case subject to no mortgage, pledge, lien, security interest, conditional sale agreement, or other encumbrance of any nature whether similar or dissimilar, except:

4.14.1 Such encumbrances which are purchase money security interests entered into in the ordinary course of business consistent with past practice reflected on their books and records;

4.14.2 Lessors' interests in leased tangible real and personal property reflected on their books and records;

4.14.3   Such encumbrances for taxes and assessments not yet due and payable;

4.14.4 Encumbrances as do not materially detract from the value or interfere with the use or operation of the asset subject thereto; and,

4.14.5 Repossessed and foreclosed assets acquired in satisfaction of debt previously contracted.

4.15 EMPLOYEES. Except as set forth on Exhibit 4.15, none of the employees of Mid-Cities and Mid-Cities Bank is employed under any employment contract (oral or written) or is the beneficiary of any compensation plan (oral or written) or is entitled to any payment from Mid-Cities and Mid-Cities Bank by reason of this Merger Agreement or the Merger and there are no employment contracts, management contracts, consulting agreements, union contracts, labor agreements, pension plans, profit sharing plans or employee benefit plans to which Mid-Cities or Mid-Cities Bank are a party or by which either of them is bound. The Mid-Cities 401(k) Plan is in full compliance with all requirements of the Plan and with the Employee Retirement Income Security Act and the regulations promulgated pursuant thereto.

4.16 ENVIRONMENTAL LAWS. To the best knowledge of Mid-Cities and Mid-Cities Bank, the existence, use and operation of the assets of Mid-Cities and Mid-Cities Bank are in material compliance with all applicable statutes, rules and regulations including, without limiting the generality of the foregoing, all environmental and zoning laws and, except as set forth on Exhibit 4.16, the Americans With Disabilities Act.

4.17 SURVIVAL AND INDEPENDENCE OF REPRESENTATIONS AND WARRANTIES. The representations and warranties of Mid-Cities and Mid-Cities Bank made in this Merger Agreement shall survive the Closing hereof notwithstanding any investigation or knowledge of BOKF or Park Cities; provided BOKF shall give notice to Agent (as hereafter defined) of any claim of a breach of any such representations and warranties on or before March 31, 2000 (the "Claim Notice Deadline"); and, provided further, the sole remedy for a breach of such representations and warranties shall be a claim against the Escrow Amount. Each of the representations and warranties of Mid-Cities and Mid-Cities Bank set forth in this Merger Agreement is a separate and independent representation and warranty, shall be cumulative of and in addition to all other warranties and representations, and shall not limit or be interpreted to be in derogation of any other representation or warranty made herein. Any disclosure made on any Exhibit hereto shall be applicable to the entire Agreement and not just one representation or warranty.

5. REPRESENTATIONS AND WARRANTIES OF BOKF. BOKF and Park Cities represent and warrant, jointly and severally, to Mid-Cities that:

5.1 INCORPORATION AND CORPORATE POWER. BOKF and Park Cities are corporations duly organized, validly existing and in good standing under the laws of Oklahoma and Texas, respectively. BOKF and Park Cities have all the corporate power and authority necessary and required to consummate the transactions contemplated by this Merger Agreement.

5.2 NON-VIOLATION OF OTHER AGREEMENTS. The execution and delivery of this Merger Agreement, and compliance with its terms and provisions by BOKF and Park Cities and the execution of any document required to be executed by BOKF or Park Cities, will not:

5.2.1 Violate, conflict with or result in the breach of their respective certificates of incorporation or bylaws or any of the terms, conditions or provisions of any agreement or instrument to which BOKF or Park Cities is a party, or by which BOKF or Park Cities is bound;

5.2.2 Result in the creation or imposition of any lien, charge, encumbrance or restriction of any nature whatever upon any of the property, contracts or business of BOKF and Park Cities; or, 5.2.3 Require the consent of any party to a contract with

BOKF and Park Cities in order to keep the contract enforceable.

5.3 REQUIRED CORPORATE ACTION. The execution, delivery, and consummation of this Merger Agreement by BOKF and Park Cities has been duly and validly authorized by the boards of directors of BOKF and Park Cities and, as of the Closing, will have been approved by the shareholder of Park Cities. The approval of the shareholders of BOKF is not required. This Merger Agreement has been duly executed and delivered by duly authorized officers of BOKF and Park Cities. This Merger Agreement constitutes a legal, valid and binding agreement and obligation of BOKF and Park Cities enforceable against BOKF and Park Cities in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, moratorium, receivership, and other similar laws affecting the rights of creditors generally.

5.4 BROKERAGE FEES. Neither BOKF nor Park Cities has incurred or will incur, directly or indirectly, any liability for brokerage, finder's, financial advisor's or agent's fees or commissions by virtue of any commitment made by BOKF or Park Cities in connection with this Merger Agreement or any transaction contemplated hereby. Neither BOKF nor Park Cities has any knowledge that any party has asserted any claim of such nature against BOKF or Park Cities.

5.5 SURVIVAL AND INDEPENDENCE OF REPRESENTATIONS AND WARRANTIES. The representations and warranties of BOKF and Park Cities made in this Merger Agreement shall not survive the Closing hereof; provided, however, the indemnification obligations of Section 5.6 hereof shall survive the Closing indefinitely. Each of the representations and warranties of BOKF and Park Cities set forth in this Merger Agreement is a separate and independent representation and warranty, shall be cumulative of and in addition to all other warranties and representations; and shall not limit any other representation or warranty made herein.

5.6 BOKF AND PARK CITIES INDEMNIFICATION. BOKF and Park Cities shall indemnify the present and future directors, officers and employees of Mid-Cities and Mid-Cities Bank (the "Indemnified Parties") to the fullest extent to which such Indemnified Parties were entitled under the Articles of Incorporation and Bylaws of Mid-Cities and/or the Articles of Association and Bylaws of Mid-Cities Bank. BOKF shall cause Mid-Cities to purchase at the Closing "tail coverage" under the Mid-Cities existing Mid-Cities directors and officers liability policy for such period of time as may be purchased by a premium equal to the pre-paid premium for such policy remaining on the consolidated books and records of Mid-Cities as of the Closing. In addition, BOKF and Park Cities shall indemnify Mr. Paul A. Rowntree for all tax liability that he may incur under Section 280G of the Internal Revenue Code of 1986, as amended (the "Code") as a result of payments received by him in connection with the Merger and as a result of Stock Options issued to him by Mid-Cities.

6.  COVENANTS.

6.1 FULL ACCESS. In order that BOKF shall have the full opportunity to make such investigations as it shall reasonably desire concerning Mid-Cities and Mid-Cities Bank and their business affairs, Mid-Cities and Mid-Cities Bank shall:

6.1.1 Give BOKF, its employees, counsel, accountants and other authorized representatives, as necessary to conduct the investigation and whose names shall have been provided to (and approved by) Mid-Cities, full access, upon reasonable notice to Mid-Cities and at reasonable times without unduly interfering with the conduct of business by Mid-Cities and Mid-Cities Bank throughout the period up to the Closing, to all of the facilities, properties, books, contracts and records of Mid-Cities and Mid-Cities Bank.

6.1.2 Authorize its accountants to give BOKF full access to the accountant's records, including work papers; and,

6.1.3 Furnish to BOKF during that period all additional financial, operating and other information concerning Mid-Cities and Mid-Cities Bank and their business affairs, as BOKF may reasonably request and which Mid-Cities and Mid-Cities Bank shall have available.

6.1.4 All information provided pursuant to this Section 6.1 shall be subject to the provisions of Section 6.7.

6.2 CONDUCT OF BUSINESS PRIOR TO THE CLOSING DATE. From this date until the Closing Date, each of Mid-Cities and Mid-Cities Bank shall, except as may be first approved in writing by BOKF or as is otherwise permitted or contemplated in this Merger Agreement:

6.2.1    Maintain their corporate existence in good standing;

6.2.2 Maintain the general character of their business and conduct their business in their ordinary and usual manner consistent with past practices;

6.2.3 Maintain proper business and accounting records generally in accordance with past practices;

6.2.4 Maintain their properties (except repossessed and foreclosed assets acquired in satisfaction of debts previously contracted) in normal repair and condition, normal wear and tear and damage due to fire or other unavoidable casualty excepted;

6.2.5 Preserve their business organizations intact, use their reasonable efforts to maintain satisfactory relationships with suppliers, customers and others having business relations with them whose relationships they believe are desirable to maintain, and use their reasonable efforts to procure the willingness of all of the personnel employed by them immediately prior to the execution of this Merger Agreement who are material to the success of their business to continue in their employ on substantially the same terms and conditions as those on which such personnel were employed immediately prior to the execution of this Merger Agreement;

6.2.6 Maintain in full force and effect insurance comparable in amount and in scope of coverage to that now maintained by them on the date hereof;

6.2.7 Except as otherwise disclosed in this Merger Agreement, perform all of their obligations under all material contracts, leases and agreements relating to or affecting their assets, properties and businesses; and,

6.2.8 Comply in all material respects with and perform all obligations and duties imposed upon them by federal, state and local laws, and all rules, regulations and orders imposed by federal, state or local governmental authorities, except as may be contested by them in good faith by appropriate proceedings.

6.3 MID-CITIES AND MID-CITIES BANK PROHIBITED ACTIONS PRIOR TO THE CLOSING DATE. From this date until the Closing Date, Mid-Cities and Mid-Cities Bank shall not (except as otherwise permitted by this Merger Agreement or as requested or approved by BOKF which approval shall be deemed given unless BOKF shall specifically deny such approval in writing within five (5) business days after receiving a request for approval from Mid-Cities or Mid-Cities Bank):

6.3.1 Incur any indebtedness for borrowed money or incur any noncurrent indebtedness for the purchase price of any fixed or capital asset, or make any extension of credit or any loans to, guarantee the obligations of, or make any additional investments in, any other person, corporation or joint venture (whether an existing customer or a new customer) except:

6.3.1.1 Extensions of credit, loans and guarantees (i) less than Five Hundred Thousand Dollars ($500,000) per transaction or (ii) less than Two Hundred Thousand Dollars ($200,000) with existing Mid-Cities customers having existing credit of Five Hundred Thousand Dollars ($500,000) or more made by Mid-Cities Bank in the usual and ordinary course of its banking business, consistent with prior practices and policies;

6.3.1.2 Legal investments by Mid-Cities Bank in the usual and ordinary course of its banking business consistent with prior practices and policies.

6.3.1.3 Borrowings from the Federal Home Loan Bank, the Federal Reserve Bank, deposit liabilities, and federal funds transactions by Mid-Cities Bank in the ordinary course of business consistent with past practices.

6.3.2 Make any (a) material change, except in the ordinary and usual course of business, in their assets (including, but not limited to, any change in the composition of such assets so as to materially alter the proportion of cash) or liabilities, (b) material commitment for any capital expenditures, excluding expenditures for repairs and remodeling in the ordinary and usual course of business, or (c) sale or other disposition of any material capital asset other than for fair value in the ordinary course of business;

6.3.3 Make any change in their Articles of Incorporation or Association or Bylaws;

6.3.4 Except for the Stock Options, authorize any shares of their capital stock for issuance, issue any shares of any previously authorized but unissued capital stock or grant, issue or make any option or commitment relating to their capital stock;

6.3.5 Enter into any letter of intent or agreement to sell any of their material assets, except in the normal and ordinary course of their business, or acquire, be acquired by, or merge, consolidate or reorganize with any person, firm or corporation;

6.3.6 Declare or pay any dividend, make any other distribution or payment or set aside any amount for payment with respect to any shares of their capital stock or directly or indirectly, redeem, purchase or otherwise acquire any shares of their capital stock or make any commitment relating thereto, provided, however, Mid-Cities Bank may pay a dividend in March 1999 in an amount sufficient to enable Mid-Cities to reduce its long-term debt to a principal balance of $165,000.

6.3.7 Except as set forth in Exhibit 6.3.7, make any (a) increase in the compensation payable or to become payable to any of their directors, officers or employees (including, without limitation, any bonus or incentive payment or agreement), (b) make or enter into any written employment contract or any bonus, stock option, profit sharing, pension, retirement or other similar payment or arrangement, or (c) make any payment to any person, except in the usual and ordinary course of business or except as required by an existing agreement set forth in the Exhibits hereto;

6.3.8 Make any material change in their banking, safe deposit or power of attorney arrangements;

6.3.9 Enter into any trust, escrow, agency and similar trust company agreements, purchase orders and contracts for goods and services, except in the ordinary course of business consistent with past practices;

6.3.10 Enter into any agreement resulting in the imposition of any mortgage or pledge of their assets or the creation of any lien, charge or encumbrance on any of their assets;

6.3.11 Incur any material obligation or liability, absolute or contingent, except in the ordinary course of business or pursuant to existing contracts described in this Merger Agreement;

6.3.12 Take any action which would prevent compliance with any of the conditions of this Merger Agreement; or,

6.3.13 Pre-pay long term indebtedness; provided, however, Mid-Cities may pay interest, and make a principal reduction, on its existing indebtedness in March 1999 in an aggregate amount that does not exceed Thirty Thousand Dollars ($30,000).

6.3.14 If the Closing of the transaction as contemplated by this Agreement shall not have occurred by June 27, 1999, then Mid-Cities Bank may dividend such amounts as are necessary to enable Mid-Cities to make such payments on its long-term indebtedness as are required by the note and loan agreement with respect thereto.

6.4 VOTE FOR MERGER AND WAIVER OF RIGHT TO DISSENT. Mid-Cities shall use its best efforts to cause each of the shareholders of Mid-Cities set forth on
Exhibit 6.4 to enter into an Irrevocable Proxy and Voting Agreement whereby each shareholder agrees to vote his shares of Mid-Cities Common Stock in favor of the Merger, and use its best efforts to cause the Merger to be approved by the directors and shareholders of Mid-Cities and Mid-Cities Bank in accordance with applicable law and consummated in accordance with the terms of this Merger Agreement.

6.5 REGULATORY APPROVAL. BOKF shall diligently file and pursue (A) all regulatory applications required in order to consummate the Merger and the merger of Mid-Cities Bank into Bank of Texas, National Association, including but not limited to the necessary applications for prior approval of the Board of Governors of the Federal Reserve System and the Office of the Comptroller of the Currency on or before the thirtieth (30th) calendar day following the Agreement Date and (B) thereafter promptly file any required supplements or amendments thereto. All applications, supplements, and amendments shall be substantially complete when filed. BOKF shall deliver to Mid-Cities and its counsel a copy of all such filings, as filed, within three
(3) business days after the filing thereof. Although all such filings shall be the responsibility of BOKF, BOKF shall nevertheless advise and consult with Mid-Cities on an ongoing basis with respect to the filings and all matters and events related thereto. BOKF shall inform and make available to Mid-Cities from time to time all matters relating to the filings and the regulatory approvals. BOKF shall diligently proceed with reasonable deliberate speed to obtain all such approvals. If any regulatory application required to be filed by BOKF should be finally denied or disapproved by the respective regulatory authority, then BOKF shall immediately give notice to Mid-Cities and this Merger Agreement shall thereupon terminate, subject to the provisions of Section 11. However, it is understood that a request for additional information or undertaking by the applicant, as a condition for approval, shall not be deemed to be a denial or disapproval so long as the applicant can reasonably be expected to provide the requested information or undertaking. In the event an application is denied pending an appeal, petition for review, or similar such act on the part of the applicant, then the application will be deemed denied unless the applicant promptly and diligently prepares and files such appeal and continues the appellate process for the purposes of getting the necessary approval.

6.6 CONFIDENTIALITY. Prior to the Closing, BOKF shall keep all information disclosed to BOKF (its employees, counsel, accountants, and other authorized representatives) by Mid-Cities or Mid-Cities Bank (or their representatives) respecting the business and financial condition of Mid-Cities and Mid-Cities Bank confidential and shall make no use of such information except to conduct the investigation contemplated by Section 6.4, the application contemplated by Section 6.5 and to consummate the transactions contemplated hereby, and BOKF shall not use such information to obtain a competitive advantage in connection with any customer of Mid-Cities Bank. In the event this Merger Agreement is terminated for any reason BOKF (its agents, officers, directors, employees and counsel) shall (i) return all copies of all information and documents obtained from Mid-Cities, Mid-Cities Bank, and their representatives, (ii) thereafter keep all such information confidential and not make use of any such information to obtain a competitive advantage in connection with any customer of Mid Cities Bank, and (iii) shall not solicit for employment, whether directly or indirectly, any of the employees, officers or directors of Mid-Cities or Mid-Cities Bank.

6.7 BOKF PROHIBITED ACTION PRIOR TO CLOSING. From this date until the Closing Date, BOKF shall not take any action which would prevent compliance with any of the conditions of this Merger Agreement. BOKF shall not, and shall cause its subsidiaries not to, make or agree to make any acquisition, or take any other action, that adversely affects its ability to consummate the transactions contemplated by this Merger Agreement and will otherwise continue to conduct its business operations and shall cause the operations of its subsidiaries to be conducted in a manner consistent with past operating practices.

6.8 EMPLOYMENT AGREEMENTS. Mid-Cities and Mid-Cities Bank shall use their best efforts to cause:

6.8.1 Paul A. Rowntree to enter into an employment agreement with Mid-Cities Bank in the form and content of Exhibit 6.8.1 (the "Rowntree Agreement"); and

6.8.2 Vikki L. Pier to enter into an employment agreement with Mid-Cities Bank in the form and content of Exhibit 6.8.2 (the "Pier Agreement").

6.9 MID-CITIES COVENANT TO OBTAIN APPROVALS. Mid-Cities shall promptly seek and use commercially reasonable efforts to obtain the approval of this Merger Agreement and the transactions contemplated hereby by the shareholders of Mid-Cities. Mid-Cities Bank shall enter into an agreement to merge with Bank of Texas, National Association, subject to the Closing of this Merger Agreement, in form and content acceptable to BOKF.

6.10 COVENANTS RESPECTING EMPLOYMENT AND NON-COMPETITION AGREEMENTS. BOKF and Mid-Cities shall use commercially reasonable efforts to cause all employment and non-competition agreements which are a condition precedent to the obligations of BOKF under this Merger Agreement to be executed and delivered by the parties thereto.

6.11 EMPLOYMENT BENEFITS. Following the Closing, BOKF shall cause all employees of Mid-Cities Bank to have the same benefits provided by BOKF generally to employees of BOKF and its affiliates. Employees of Mid-Cities Bank shall be credited for their actual and credited service with Mid-Cities Bank for purposes of eligibility, vesting and beneficial accrual for all BOKF employee benefit plans (including, without limitation, the BOKF 401(k) plan); provided, however, such employees shall not be credited with prior service in BOKF's defined benefit pension plan. Mid-Cities Bank employees shall not be subject to any exclusions for pre-existing conditions under BOKF's medical benefit plan and shall receive credit for any deductibles or out-of-pocket expenses previously paid.

6.12 DELIVERY OF BOKF NOTES IN LIEU OF CASH. BOKF shall, at the Closing, deliver to any person or entity so requesting which holds as of the record date (as hereafter defined) ten thousand (10,000) shares of Mid-Cities Common Stock its promissory note in usual and customary form acceptable to counsel for Mid-Cities and counsel for BOKF (provided, in each instance, such acceptance is not unreasonably withheld, delayed or denied) evidencing all, or such portion of the Cash Consideration payable to such holder at the Closing as such person shall determine, bearing interest at the Applicable Federal Rate (appropriate for the term of the note as provided in the Internal Revenue Code) in such installments and with such maturities, not exceeding five years from the date of Closing, as such person or entity shall determine (collectively, the "Notes"); provided, however, BOKF shall not issue a Note to any holder who does not (i) advise BOKF in writing on or prior to the record date of the principal amount, installments, and maturities such holder desires, (ii) all Notes shall be non-transferrable by the holders thereof except by gift, devise, or operation of law; and (iii) BOKF shall not issue any Note unless it shall have received an opinion of its counsel that the issuance of such Note does not require registration under the Securities Act of 1933, the securities law of all applicable jurisdictions, and the Trust Indenture Act of 1940.

6.13 STOCK OPTIONS. Mid-Cities shall use its best efforts to cause all Stock Options to be fully exercised in accordance with their existing terms and conditions immediately prior to the Closing subject to consummation of the Closing. With respect to any shares of Mid-Cities Common Stock that are acquired at the Closing as a result of the exercise of the Stock Options, the purchase price for such shares pursuant to the Stock Options shall be subtracted from or "netted-out" of the Cash Consideration to be paid to the holders of such shares of Mid-Cities Common Stock in order to provide for a cashless exercise of the Stock Options. That is, upon the exercise of the Stock Options, the option holder shall not be required to pay Mid-Cities the purchase price set forth in the Stock Options, rather the purchase price shall be deducted from the amount of cash which would otherwise be distributed to such option holder ("Cashless Stock Option Exercise"). BOFK and Mid-Cities shall cooperate, and Mid-Cities shall use its best efforts to cause the holders of the Stock Options to cooperate, in determining the most efficient means of satisfying the withholding obligations of Mid-Cities as a result of the Cashless Stock Option Exercise.

6.14 1998 AUDITED FINANCIAL STATEMENTS. Mid-Cities shall cause audited financial statements for calendar year 1998 to be prepared at the time and in the same manner as is consistent with the prior practices of Mid-Cities.

6.15 APPROVAL OF MERGER AGREEMENT BY THE BOARDS OF DIRECTORS OF BOKF AND PARK CITIES. BOKF shall use its best efforts to obtain the approval of this Merger Agreement by its Board of Directors at the meeting thereof on February 23, 1999. Park Cities shall use its best efforts to obtain the approval of this Merger Agreement by its Board of Directors at the meeting thereof on February 24, 1999.

7. CONDITIONS PRECEDENT TO CLOSING BY BOKF AND PARK CITIES. The obligation of BOKF and Park Cities to consummate and close this transaction is conditioned upon each and all of the following:

7.1 The representations, warranties and covenants of Mid-Cities and Mid-Cities Bank shall be materially true at the Closing as though such representations, warranties and covenants were also made at the Closing.

7.2 The Federal Reserve Board shall have approved the Merger, or issued a waiver of approval, in accordance with 12 U.S.C. Section 1842 and 12 C.F.R. Section
225. The Office of the Comptroller of the Currency shall have approved the merger of Mid-Cities Bank into Bank of Texas, National Association in accordance with 12 U.S.C. Section 215a and 12 C.F.R. Section 5.33, and such other regulatory approval as may be required is obtained.

7.3 Mid-Cities and Mid-Cities Bank shall have performed and complied with, in all material respects, all of their obligations under this Merger Agreement which are to be performed or complied with by them prior to or on the Closing Date.

7.4 Mid-Cities shall have delivered to BOKF an opinion of its counsel, dated the Closing Date, in the form and content of the opinion attached hereto as Exhibit 7.4.

7.5 The shareholders of Mid-Cities shall have approved this Merger Agreement in accordance with the Texas Business Corporation Act. Mid-Cities Bank shall have entered into an agreement to merge with Bank of Texas, National Association, subject to the Closing of this Merger Agreement, in form and content acceptable to BOKF.

7.6 The Rowntree Agreement and the Pier Agreement shall have been executed and delivered. Each of the directors of Mid-Cities and Mid-Cities Bank set forth on
Exhibit 7.6, which BOKF deems critical in BOKF's good faith judgment, shall, prior to or at the Closing, have entered into a non-competition agreement in the form of Exhibit 7.6.

7.7 Neither Mid-Cities taken as a whole nor Mid-Cities Bank taken as a whole shall have suffered any Material Adverse Change (as hereinafter defined) in their financial conditions, assets, liabilities, businesses or properties. For purposes of this Section 7.7 "material adverse change" shall mean any event resulting in a one-time charge to Mid-Cities Bank's loan loss reserve, or a reduction of Mid-Cities Bank's Tier 1 capital, of Three Hundred Thousand Dollars ($300,000) or more before recording any entries associated with the Stock Options or any Cashless Stock Option Exercises. Further, for the purposes of this Section 7.7, an event or changes affecting the banking industry as a whole in the Dallas-Ft. Worth Metropolitan Area shall not be considered a "material adverse change" unless it affects Mid-Cities or Mid-Cities Bank to a greater degree than other similar size bank holding companies or banks in the Tarrant County, Texas area.

7.8 Holders of no more than five percent (5%) of the Mid-Cities Common Stock shall have dissented under Section 5.11 and following of the Texas Business Corporation Act.

In the event any one or more of these conditions shall not have been fulfilled prior to or at the Closing, BOKF and Park Cities may terminate this Merger Agreement by written notice to Mid-Cities, in which event neither party shall have any further obligation or liability to the other except the obligations of BOKF set forth in Section 6.7 and the obligations of Mid-Cities and Mid-Cities Bank set forth in Section 4.11. BOKF shall be entitled to waive compliance with any one or more of the conditions, representations, warranties or covenants in whole or in part.

8. CONDITIONS PRECEDENT TO CLOSING BY MID-CITIES. The obligation of Mid-Cities and Mid- Cities Bank to consummate and close this transaction are conditioned upon each and all of the following:

8.1 The representations, warranties and covenants of BOKF and Park Cities made in this Merger Agreement shall be true at the Closing as though such representations, warranties and covenants were also made at the Closing.

8.2 BOKF and Park Cities shall have performed and complied, in all material respects, with all of their obligations under this Merger Agreement which are to be performed or complied with by them prior to or at the Closing.

8.3 BOKF shall have delivered to the Mid-Cities an opinion of its counsel, Frederic Dorwart, Tulsa, Oklahoma, dated the Closing Date, in the form and content of the opinion attached hereto as Exhibit 8.3.

8.4 The Federal Reserve Board shall have approved the Merger, or issued a waiver of approval, in accordance with 12 U.S.C. Section 1842 and 12 C.F.R. Section 225.

8.5 The shareholders of Mid-Cities shall have approved this Merger Agreement and
the  transactions   contemplated  hereby  as  required  by  the  Texas  Business
Corporations Act.

Mid-Cities shall be entitled to waive compliance with any one or more of the conditions, representations, warranties or covenants in whole or in part. In the event any one or more of these conditions shall not have been fulfilled prior to or at the Closing, Mid-Cities may terminate this Merger Agreement by notice to BOKF, in which event no party shall have any further obligation or liability to the other, except the obligations of BOKF set forth in Section 6.7 and Section 11 and the obligations of Mid-Cities set forth in Section 12.

9. CLOSING. The Closing ("Closing" or "Closing Date") of the transactions contemplated by this Merger Agreement shall take place not later than five (5) business days following the first day on which (i) BOKF and Park Cities can lawfully consummate the Merger under 12 U.S.C. Section 1842, 12 C.F.R. Section 225 and other applicable laws, rules and regulations and (ii) Bank of Texas, National Association and Mid-Cities Bank can merge under 12 U.S.C. Section 215a, and 12 C.F.R. Section 5.23 and other applicable laws, rules and regulations. In any event, if the Closing Date does not occur on or before August 1, 1999, then either BOKF or Mid-Cities may by notice to the other, terminate this Merger Agreement, provided such notice is given on or before July 15, 1999. The Closing shall be held at 10:00 a.m. on the Closing Date at the offices of Mid-Cities Bank or at such other time and place as BOKF and Mid-Cities may agree. At the Closing, BOKF, Park Cities, Mid-Cities, and Mid-Cities Bank shall execute and deliver all of the documents and take all other actions which are contemplated by the terms hereof.

9.1 Without limiting the generality of Section 9 of this Merger Agreement, the following actions shall be taken at the Closing concurrently. Mid-Cities shall:

9.1.1 Use commercially reasonable efforts to cause to be delivered to Park Cities certificates representing the Mid- Cities Common Stock;

9.1.2  Deliver the opinion of Mid-Cities's counsel pursuant to Section 7.4; and,

9.1.3 Except as otherwise set forth on Exhibit 9.1.3, cause the employment agreements, plans and payments described in Exhibit 4.15 to be terminated and discharged at no cost to Mid-Cities and Mid-Cities Bank.

9.2 Without limiting the generality of Section 9 of this Merger Agreement, the following actions shall be taken at the Closing concurrently. BOKF shall:

9.2.1 Pay, by corporate check, to each of the holders of Mid- Cities Common Stock of record on the third business day preceding the Closing (the "Record Date") the amounts to which such holders are entitled pursuant to Section 2.7.1 or deliver Notes in lieu thereof as provided in Section 6.12; shareholders owning more than 25,000 shares of Mid-Cities Common Stock shall be entitled to receive payment by wire transfer; provided, however, BOKF shall not be required to make more than seven (7) wire transfers.

9.2.2 Deliver the opinion of BOKF's counsel pursuant to Section 8.3.

9.2.3 Cause appropriate evidences of the Merger to be filed in accordance with applicable law.

10. THE ESCROW. The Escrow shall be established on the following terms and conditions:

10.1 The escrow agent shall be Bank of Texas Trust Company, National Association ("Escrow Agent").

10.2 The Escrow shall be governed by the standard form of escrow agreement generally in use by the Escrow Agent (the "Escrow Agreement") a copy of which is set forth as Exhibit 10.2.

10.3 BOKF shall deliver the Escrow Amount to the Escrow Agent at the Closing. The Escrow Agent shall invest the Escrow Amount in three month certificates of deposit issued by Bank of Texas, National Association ("BOT") on the terms and conditions being offered by BOT to the public at the time of such investment and shall thereafter renew such certificates of deposit upon maturity as to the total amount remaining in the Escrow after payment of any Allowed Claim (for like periods and on the terms and conditions being offered by BOT to the public at the time of such renewal). Interest on the certificates shall be added to the Escrow and deemed part of the Escrow Amount.

10.4 In the event BOKF claims a breach of the representations and warranties of Mid-Cities and Mid-Cities Bank arising under this Merger Agreement,

BOKF shall give notice of the claim (a "Claim") to William G. Hall (the "Agent"). The notice shall identify the representations and warranties which BOKF claims have been breached and describe in reasonable detail the basis of the Claim.

10.5 In the event BOKF makes a Claim(s) prior to the Claim Notice Deadline, the Escrow Agent shall continue to hold the Escrow Amount until such Claim(s) is resolved by (i) the mutual agreement of Agent and BOKF or (ii) a final adjudication determining the merits of the Claim(s), at which time the Escrow shall terminate and the Escrow Agent shall pay (a "Claim Payment") the Claim as mutually agreed or finally adjudicated (an "Allowed Claim").

10.6 The Escrow shall terminate at the later of the Claim Notice Deadline or the date on which all timely noticed Claims have been resolved by mutual agreement or final adjudication and all Allowed Claims, if any, shall have been paid to BOKF.

10.7 Upon termination of the Escrow, the Escrow Amount remaining in the Escrow shall be delivered to the holders of Mid-Cities Common Stock on the Record Date in accordance with their respective interests, including any Cashless Stock Option Exercises.

10.8 The rights of the holders of Mid-Cities Common Stock to receive payments from the Escrow shall not be assignable or transferable except by operation of law or by intestacy or with the approval of BOKF (which approval shall not be unreasonably withheld, delayed, or denied) and will not be evidenced by any certificate or other evidence of ownership.

10.9 BOKF shall pay the fees and costs of the Escrow Agent with respect to the Escrow.

10.10 The Agent shall be William G. Hall. The holders of Mid-Cities Common Stock on the Record Date may by the vote of a majority in interest and upon notice to BOKF change the agent. The Agent shall not be deemed a fiduciary of the holders of Mid-Cities Common Stock and shall be liable to such holders only for gross negligence or intentional wrongdoing. 11. MISCELLANEOUS PROVISIONS. The following miscellaneous provisions shall apply to this Agreement:

11.1 All notices or advices required or permitted to be given by or pursuant to this Agreement, shall be given in writing. All such notices and advices shall be
(i) delivered personally, (ii) delivered by facsimile or delivered by U.S. Registered or Certified Mail, Return Receipt Requested mail, or (iii) delivered for overnight delivery by a nationally recognized overnight courier service. Such notices and advices shall be deemed to have been given (i) the first business day following the date of delivery if delivered personally or by facsimile, (ii) on the third business day following the date of mailing if mailed by U.S. Registered or Certified Mail, Return Receipt Requested, or (iii) on the date of receipt if delivered for overnight delivery by a nationally recognized overnight courier service. All such notices and advices and all other communications related to this Agreement shall be given as follows:

BOKF and Park Cities:

James A. White, Executive Vice President

BOK  FINANCIAL  CORPORATION  P.O.  Box 2300  Tulsa,  OK 74192  (918)  588-6853 -
Facsimile

                                   and

Frederic Dorwart, Secretary and General Counsel to BOK Financial Corporation Old City Hall 124 East Fourth Street Tulsa, OK 74103 (918) 583-8251 - Facsimile

Mid-Cities, and Mid-Cities Bank:

Paul A. Rowntree Chairman of the Board and President Mid-Cities National Bank 500 Grapevine Highway P.O. Box 1588 Hurst, Texas 76053 817-485-6660 - Telephone 817-485-6756 - Facsimile

                                   and

Sanford M. Brown Bracewell & Patterson, L.L.P. 500 North Akard Street, Suite 4000 Dallas, Texas 75201-3387 214-758-1093 - Telephone 214-758-1010 - Facsimile

or to such other address as the party may have furnished to the other parties in accordance herewith, except that notice of change of addresses shall be effective only upon receipt.

11.2 This Agreement shall be subject to, and interpreted by and in accordance with, the laws (excluding conflict of law provisions) of the State of Texas.

11.3 This Agreement is the entire Agreement of the parties respecting the subject matter hereof. There are no other agreements, representations or warranties, whether oral or written, respecting the subject matter hereof.

11.4 No course of prior dealings involving any of the parties hereto and no usage of trade shall be relevant or advisable to interpret, supplement, explain or vary any of the terms of this Agreement, except as expressly provided herein.

11.5 This Agreement, and all the provisions of this Agreement, shall be deemed drafted by all of the parties hereto.

11.6 This Agreement shall not be interpreted strictly for or against any party, but solely in accordance with the fair meaning of the provisions hereof to effectuate the purposes and interest of this Agreement.

11.7 Each party hereto has entered into this Agreement based solely upon the agreements, representations and warranties expressly set forth herein and upon his own knowledge and investigation. Neither party has relied upon any representation or warranty of any other party hereto except any such representations or warranties as are expressly set forth herein.

11.8 Each of the persons signing below on behalf of a party hereto represents and warrants that he or she has full requisite power and authority to execute and deliver this Agreement on behalf of the parties for whom he or she is signing and to bind such party to the terms and conditions of this Agreement.

11.9 This Agreement may be executed in counterparts, each of which shall be deemed an original. This Agreement shall become effective only when all of the parties hereto shall have executed the original or counterpart hereof. This agreement may be executed and delivered by a facsimile transmission of a counterpart signature page hereof.

11.10 In any action brought by a party hereto to enforce the obligations of any other party hereto, the prevailing party shall be entitled to collect from the opposing party to such action such party's reasonable litigation costs and attorneys fees and expenses (including court costs, reasonable fees of accountants and experts, and other expenses incidental to the litigation).

11.11 This Agreement shall be binding upon and shall inure to the benefit of the parties and their respective successors and assigns.

11.12 This is not a third party beneficiary contract except as otherwise expressly stated herein. No person or entity other than a party signing this Agreement shall have any rights under this Agreement except as otherwise expressly stated herein.


11.13 This Agreement may be amended or modified only in a writing which specifically references this Agreement.

11.14     This Agreement may not be assigned by any party hereto.

11.15 A party to this Agreement may decide or fail to require full or timely performance of any obligation arising under this Agreement. The decision or failure of a party hereto to require full or timely performance of any obligation arising under this Agreement (whether on a single occasion or on multiple occasions) shall not be deemed a waiver of any such obligation. No such decisions or failures shall give rise to any claim of estoppel, laches, course of dealing, amendment of this Agreement by course of dealing, or other defense of any nature to any obligation arising hereunder.

11.16 The repudiation, breach, or failure to perform any obligation arising under this Agreement by a party after reasonable notice thereof shall be deemed a repudiation, breach, and failure to perform all of such party's obligations arising under this Agreement.

11.17 Time is of the essence with respect to each obligation arising under this Agreement. The failure to timely perform an obligation arising hereunder shall be deemed a failure to perform the obligation.

11.18 All actions taken and documents delivered at the Closing shall be deemed to have been taken and executed simultaneously and no action shall be deemed taken nor any document delivered until all have been taken and delivered.

11.19 Any information delivered by way of exhibit or schedule in connection with this agreement shall be deemed delivered for the purpose of any other exhibit or schedule which calls for such information.

Dated and effective the date first set forth above.

MID-CITIES BANCSHARES, INC., a Texas Corporation

By      /s/ William G. Hall
       -------------------------------------
       William G. Hall, President

MID-CITIES NATIONAL BANK, a national banking association

By       /s/ William G. Hall
        -------------------------------------
        William G. Hall, Vice Chairman

BOK FINANCIAL CORPORATION

By       /s/ Stanley A. Lybarger
         -------------------------------------


PARK CITIES BANCSHARES, INC., a Texas Corporation

By   /s/ C. Fred Ball, Jr.
     -------------------------------------

                               EXHIBIT 4.3
                                   TO
                            MERGER AGREEMENT

                              Subsidiaries

                                  None

                              EXHIBIT 4.6.3
                                   TO
                            MERGER AGREEMENT

                          Material Liabilities

                                  None

                               EXHIBIT 4.7
                                   TO
                            MERGER AGREEMENT

             Conduct of Business Prior to Closing Exceptions

                                  None

                               EXHIBIT 4.9
                                   to
                            MERGER AGREEMENT

Section 4.9.1

None, except, the following:

Space Lease

Mid Cities Bank leases 13,162 square feet of office space in the Mid-Cities Bank Building located at 500 Grapevine Hwy., Hurst, Texas. The terms of the operating lease are:





   Lease Expiration Date
March 31, 2001


                  Annual Base Rent
 $  299,435


                  Escalation Billed for 1998
     74,659


                  Total Lease Billed for 1998
 $  374,094


The Base Rent remains the same until the lease expiration date of Mach 31, 2001. Escalation increases are based on Mid Cities Bank's share of the annual expenses incurred by the building.

Data Processing Services

Mid Cities Bank has a contract with Fiserv - Houston for data processing and item processing services. The product that the Bank uses is Fiserv's CustomerFile system. The contract expires on September 15, 2001. A copy of the data processing contract, as amended, has been provided to BOKF.

FiSi Madison Club Account Services

Mid Cities Bank has contracted with FiSi Madison to provide Club deposit account services for all Premier and Premier Plus account customers. Mid-Cities Bank has provided a copy of the agreement with FiSi Madison to BOKF. The Agreement may be canceled at any time by giving a 120 day notice of termination.

Check Printing  -  Deluxe

Mid Cities Bank has contracted with Deluxe, Inc. to provide check printing services to the Bank. Mid Cities Bank has provided BOKF with a copy of the agreement.

Section 4.9.2 None; except the following:

Mid-Cities Bank has requested additional information concerning the Escalation billed for 1998 by the landlord. Mid-Cities has notified the landlord that the Bank will continue to pay at the original escalation rate established for 1998 until the landlord provides adequate evidence of costs related to the operation of the building and the computation of Mid-Cities Bank's share of such costs. Mid-Cities Bank has accrued a payable in the amount billed by the landlord for the increased escalation of 1998.

                              EXHIBIT 4.10
                                   TO
                            MERGER AGREEMENT

                           Pending Litigation

None, except Mid-Cities Bank is party to the following matter:

Cause no. 348-176164-98, Williams Chrysler Plymouth, Inc. dba Roger Williams Chrysler Plymouth Dodge v. Andy Joe Winters, C&D Automotive Service, James Michael Davis, Pete Calady, and Mid-Cities National Bank.

This is an action brought by the Plaintiff asserting an interest in inventory which was owned by C&D Automotive Services and which is currently in the possession of Mid-Cities National Bank. Plaintiff's Original Petition does not allege any specific dollar amount, but merely alleges damages in excess of the minimum jurisdictional limits of the Court.

C&D Automotive furnished to the Plaintiff through Andy Winters various model cars to be sold by the Plaintiff at its dealership and at Auto Races. Mr. Winters was an employee of the Plaintiff and Mr. Winters, it is alleged, forged the signature on some checks paid to C&D Automotive. Mid-Cities Bank is asserting a lien on the inventory of C&D Automotive. This litigation arose when the Plaintiff stopped payment on a $72,000.00 check which had been deposited by C&D Automotive into its account with Mid-Cities National Bank thereby causing C&D's account to be overdrawn in the approximate sum of $52,000. As of the date hereof, all parties are represented by attorneys and the attorneys are working toward an agreement to sell the inventory with the proceeds to be placed in escrow.

Mid-Cities  Bank has  recorded  a reserve of  $30,000  related  to this  matter.
Further, Mid-Cities Bank has a legal reserve of $5,000 for attorney's fees related to this matter.

                              EXHIBIT 4.11
                                   TO
                            MERGER AGREEMENT

                             Brokerage Fees

None; except, a fee due SAMCO Capital Markets equal to the sum of (i) five percent (5%) of the first One Million Dollars ($1,000,000) of the Cash Consideration, (ii) four percent (4%) of the second One Million Dollars ($1,000,000) of the Cash Consideration, (iii) three percent (3%) of the third One Million Dollars ($1,000,000) of the Cash Consideration, (iv) two percent (2%) of the fourth One Million Dollars ($1,000,000) of the Cash Consideration, and (v) one percent (1%) of all of the Cash Consideration in excess of Four Million Dollars ($4,000,000).

                              EXHIBIT 4.15
                                   TO
                            MERGER AGREEMENT

                  Employee Contracts and Benefit Plans

Auto Allowances

Mid-Cities Pays Chris Strittmatter $500 per month as an auto allowance Mid-Cities reimburses Steve Ewing his direct auto expenses for gas and repairs

Mid-Cities Bank has committed to pay the following incentives:

M. Chris Strittmatter - 10% of real estate loan interim commitment fees charged on loans made by him. Such amount is accrued through the year and paid in January of the following year.

All loan officers (other than Paul Rowntree and Vikki Pier) are eligible to receive 5% of credit life premiums collected on loans that he or she makes.

Mid-Cities Bank has an incentive program titled the "Bone Loan." Loan officers (other than Paul Rowntree and Vikki Pier) that make a qualified "Bone Loan" are paid .25% of the principal amount of such loan. Payments are made at the end of the year.

Mid-Cities Bank has the following employee benefits plans:

Health/Dental/Life Insurance

Mid-Cities Bank has arranged for health insurance for eligible employees through Aetna and for dental and life insurance through Guarantee Life. The insurance rate commitment is through April 1, 1999. The Bank has not renewed or extended these policies as of the date hereof. Information related to health, dental and life insurance has been provided to BOKF.

Other Benefits

Other employee benefits, such as sick and vacation time, are described in the Employee Handbook that has been provided to BOKF.

401(k) Plan

Mid-Cities Bank has a 401(k) plan that does allow for additional employer discretionary contribution; Mid-Cities has made contribution match of up to 7% of an eligible employee's salary in 1996, 1997 and 1998. Mid-Cities anticipates making a similar contribution before Closing of the Merger. Mid-Cities Bank has not made and does not anticipate making any additional discretionary (non-matching) contributions to the Plan.

                              EXHIBIT 4.16
                                   TO
                            MERGER AGREEMENT

                             ADA Exceptions

Mid-Cities Bank leases space from the Mid-Cities Bank Building. This Building was built in 1981, prior to the enactment of the Americans with Disabilities Act. Since that date, the Bank and/or Building have not completed remodeling of the sort that would require the Bank or the Building to come into compliance with the ADA's requirements. Mid-Cities Bank has not discussed with the landlord as to whether the entrances, elevators and guest baths comply with ADA. Mid-Cities Bank has not reviewed compliance with ADA that might be required should the Bank remodel the Drive-thru facility. The lease between the Bank and the Building was prepared before the ADA was enacted and, therefore, is silent with respect to which party is responsible for the cost of ADA compliance. The Bank anticipates that the landlord will expect the Bank to share in the cost of any ADA compliance.

                              EXHIBIT 6.3.7
                                   TO
                            MERGER AGREEMENT

                         Compensation Exceptions

Mid-Cities Bank has paid 1998 bonuses and had implemented 1999 salary increases. Mid-Cities Bank has provided BOKF with a listing of 1998 bonus payments and concurrent 1999 salaries in place.

                               EXHIBIT 6.4
                                   TO
                            MERGER AGREEMENT

                         Principal Shareholders

The following persons comprise the Board of Directors of Mid-Cities and Mid-Cities Bank:


          Name                               Shares


        Paul A. Rowntree                     267,922


        William G. Hall                       96,925


        Vikki L. Pier                         62,096


        Lois Taylor                           54,492


        Dr. L.L. Golden                       31,384


        William P. Martin                     25,384


        Greg Regian                           10,000


        Dr. J.P. Jones                         6,000


        Russell Johnson                        3,129


        Yale Lary                              1,000


        Louis Miller                           1,000


        Total owned by Directors             559,332






        Total Shares Currently Outstanding   764,421


        Percentage of Total                       73.2%

                               EXHIBIT 6.8
                                   TO
                            MERGER AGREEMENT

                          Employment Agreements

                   Rowntree Agreement Attached Hereto

                     Pier Agreement Attached Hereto

                               EXHIBIT 7.4
                                   TO
                            MERGER AGREEMENT

                      Mid-Cities Counsel's Opinion

[To be prepared by the mutual agreement of counsel to BOKF and counsel to Mid-Cities]

                               EXHIBIT 7.6
                                   TO
                            MERGER AGREEMENT

                        Non-Competition Agreement

Rowntree Agreement attached as prior Exhibit.

Pier Agreement attached as prior Exhibit.

Directors to provide a non-compete agreement:

Paul A. Rowntree in the form included in the Rowntree Employment Agreement

William G. Hall in the form attached

Vikki L. Pier in the form attached

Lois Taylor in the form attached

Directors that Rowntree, Hall and Pier will use best efforts to cause such directors to sign a non-compete agreement in the form attached:

Dr. L.L. Golden

William P. Martin

Greg Regian

Dr. J.P. Jones

Russell Johnson

Yale Lary

Louis Miller

                               EXHIBIT 7.6
                                   TO
                            MERGER AGREEMENT

                        AGREEMENT NOT TO COMPETE

This   Agreement  Not  to  Compete   ("Agreement")   is  made  effective  as  of
_____________, 199___ (the "Effective Date") between:

(i) _____________________ ("Principal"); and,

                (ii) BOK Financial Corporation ("BOKF").

In consideration of the mutual covenants contained herein, the adequacy of which is hereby expressly acknowledged, and intending to be legally bound hereby, Principal and BOKF agree as follows:

(1) PURPOSE OF THIS AGREEMENT NOT TO COMPETE. Principal is a key officer or director and shareholder of Mid-Cities and/or Mid-Cities Bank. The shareholders of Mid-Cities and Mid-Cities Bank and BOKF are contemporaneously herewith entering into that certain Merger Agreement dated effective as of February, 1999 to which reference is hereby made (the "Merger Agreement"). The Merger Agreement constitutes the sale of the goodwill of the business of Mid-Cities and Mid-Cities Bank to BOKF. Principal acknowledges that competition by Principal with BOKF would damage the goodwill being sold by Principal. The purpose of this agreement is to set forth the terms and conditions on which Principal agrees not to compete with BOKF. The defined terms set forth herein shall have the meanings set forth in the Merger Agreement.

(2) Principal hereby agrees that, from and after the Closing for one year following the Closing, Principal shall not directly or indirectly (whether as an officer, director, employee, partner, stockholder, creditor or agent or representative of other persons or entities or in any other manner) engage in the banking business in Dallas or Tarrant Counties.

(3) Paragraph 2 hereof shall not apply to any investment by the Principal in any widely-held class of securities of any banking business, which investment comprises less than 5% of the total number of shares of that class of securities outstanding.

(4) Principal agrees that:

(1) This Agreement is entered into in connection with the sale of the goodwill of Mid-Cities and Mid-Cities Bank.

(2) The restrictions imposed by this Agreement (particularly the geographical and time restrictions) are fair, reasonable and necessary to protect the goodwill of Mid-Cities and Mid-Cities Bank which is being sold to BOKF.

(3) Any remedy at law for any breach of this Agreement would be inadequate and, in the event of any such breach, BOKF shall be entitled to immediate and permanent injunctive relief to preclude any such breach (in addition to any remedies at law to which BOKF may be entitled) without any necessity of establishing irreparable injury or posting bond or security therefore.

(4) Without limiting the generality of the obligations imposed by Paragraph 2 hereof, Principal agrees that the Principal shall not solicit persons or entities who are customers or clients of Mid-Cities and Mid-Cities Bank at the date hereof or solicit employees of Mid-Cities or Mid-Cities Bank to seek employment with any person or entity except BOKF and its subsidiaries, whether, in either case, such solicitation is made within or without the area described in Paragraph 2 hereof.

(5) Principal represents that Principal is entering into this Agreement in order to induce BOKF to enter into and consummate the Merger Agreement and acknowledges that the consideration received in the Merger is full and adequate consideration for the promises of Principal made herein.

(5) MISCELLANEOUS.  The following  miscellaneous  provisions shall apply to this
Agreement:

(1) This Agreement shall be subject to, and interpreted by and in accordance with, the laws of the State of Texas (excluding the conflicts of law provisions thereof).

(2) This Agreement is the entire agreement of the parties respecting the subject matter hereof. There are no other agreements, whether oral or written, respecting the subject matter hereof.

(3) This Agreement may be executed in counterparts, each of which shall be deemed an original. This Agreement shall become effective only when all of the parties hereto shall have executed the original or a counterpart hereof. This Agreement may be delivered by facsimile transmission of an executed original or counterpart hereof.

(4) In any action brought by a party hereto to enforce the obligations of any other party hereto, the prevailing party shall be entitled to collect from the opposing parties to such action such party's reasonable attorneys fees and costs (including court costs, reasonable fees of accountants and experts, and other expenses incidental to the action).

(5) This is not a third party beneficiary contract. No person or entity other than an express party hereto shall have any rights hereunder.

(6) This Agreement shall be binding upon the parties and their respective successors and assigns. The rights of the parties under this Agreement may not be assigned without the prior written consent of the parties hereto.

By ---------------------------------

BOK FINANCIAL CORPORATION

By --------------------------------

                               EXHIBIT 8.3
                                   TO
                            MERGER AGREEMENT

                         BOKF Counsel's Opinion

[To be prepared by the mutual agreement of counsel to BOKF and counsel to Mid-Cities]

                              EXHIBIT 9.1.3
                                   TO
                            MERGER AGREEMENT

                     EMPLOYMENT AGREEMENT EXCEPTIONS

                                  None